Exhibit 10.19

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$2,534,795.71	03-30-2005	03-30-2008	1050142641
References in the above area are for Lender’s use only and do not limit the applicability of the document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

                                Borrower: AT&S Holdings, Inc.      Lender: BANK OF THE WEST
                            American Trailer & Storage, Inc.       Kansas City BBC #21383
                            3505 Manchester Trafficway      740 N.W. Blue Park Way
                            Kansas City, MO 64129            Lee’s Summit, MO 64086
                            (888) 457-2692

                        Principal Amount: $2,534,795.71            Date of Agreement:  March 28, 2006

DESCRIPTION OF EXISTING INDEBTEDNESS.
Promissory Note date March 30, 2005 in the original amount of $2,534,795.71.

DESCRIPTION OF COLLATERAL.
Commercial Security Agreement dated October 1, 2003; Commercial Security Agreement dated November 12, 2003; Commercial Security Agreement dated September 18, 2003; Commercial Security Agreement dated January 30, 2004; Commercial Security Agreement dated February 9, 2004; Commercial Security Agreement dated March 23, 2004; Commercial Security Agreement dated April 14, 2004; Commercial Security Agreement dated April 28, 2004; Commercial Security Agreement dated May 12, 2004; Commercial Security Agreement dated June 15, 2004; Commercial Security Agreement dated November 12, 2004 and any security agreements or other collateral documents between Borrower and Lender, previously existing or hereafter executed.

DESCRIPTION OF CHANGE IN TERMS.

Modification of Interest Rate. The payment of interest as described in the Promissory Note has been modified as follows: interest shall accrue at a rate of 6.70% per annum on the unpaid principal balance.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all person signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

AT&S Holdings, Inc.

By:___//s//________________________________ By:______//s//_________________________________
 Richard G. Honan, II, Chief Financial Officer of   Richard G. Honan, Chairman of AT&S Holdings, Inc.
AT&S Holdings, Inc.

AMERICAN TRAILER & STORAGE, INC.

By:______//s//_________________________________ By:__________//s//__________________________________
Richard G. Honan, II, Chief Financial Officer of  Richard G. Honan, Chairman of American Trailer &
American Trailer & Storage, Inc.    Storage, Inc.

BANK OF THE WEST

X_//s//________________________________________________
Jefferson A. Keyes, Loan Officer of BANK OF THE WEST